UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

Nexus Enterprise Solutions, Inc.
(Exact name of registrant as specified in its charter)

Wyoming
(State or other jurisdiction of incorporation)

45-2477894
(IRS Employer Identification No.)

5340 N. Federal Highway, Suite 206, Lighthouse Point, Florida 33064
 (Address of registrant’s principal executive offices)

Securities to be registered pursuant to Section 12(b) of the Act: Not applicable

Title of each class	Name of each exchange on which
to be so registered	each class is to be registered

If this form relates to the registration of a class of Securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. []

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [X]

Securities Act registration statement file number to which this form relates: 333-184832

Securities to be registered pursuant to Section 12(g) of the Act:

Common Stock
(Title of class)

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrant’s Securities to be Registered

The Registrant hereby incorporates its filing pursuant to Rule 424(b), dated August 1, 2013.

Item 2. Exhibits

The Registrant hereby incorporates its filings pursuant to Form S-1, dated November 8, 2012, January 25, 2013, May 14, 2013, June 21, 2013 and July 11, 2013.

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Nexus Enterprise Solutions, Inc.

By:	/s/ John Limansky	August 1, 2013

John Limansky, President

By:	/s/ Maureen Morgan Bokzam	August 1, 2013
Maureen Morgan Bokzam, Vice President

By:	/s/ Jason Foster	August 1, 2013
Jason Foster, Chief Executive Officer

*Print the name and title of the signing officer under his signature.